Exhibit 99.1

PRESS RELEASE
Veraz Networks, Inc. Reports First Quarter 2008 Financial Results
SAN JOSE, Calif., May 7, 2008 — Veraz Networks, Inc. (NASDAQ: VRAZ), a leading global provider of IP softswitch and media gateway solutions, today released financial results for the first quarter ended March 31, 2008.
Revenues for the first quarter of 2008 were $27.9 million. First quarter IP product revenues of $20.7 million increased 18% over the first quarter of 2007. For the first quarter of 2008, Veraz posted a net loss of $3.1 million, including $1.1 million in stock-based compensation expense, or $(0.07) loss per share, as compared to the first quarter of last year with a net loss $1.2 million, including $0.5 million in stock-based compensation expense, or $(0.08) loss per share.
Veraz today announced that the U.S. Securities and Exchange Commission (SEC) has notified Veraz that it is conducting a confidential informal inquiry. The Veraz Board of Directors has appointed a special committee to oversee an independent investigation into the matters raised by the SEC informal inquiry. The company is fully and voluntarily cooperating with the SEC’s request for information.
“Although our IP and services revenue grew substantially year over year in the first quarter, we are disappointed with our overall financial performance,” said Doug Sabella, President and Chief Executive Officer of Veraz. “We remain on track to achieve our target FY08 total revenues in the range of $132-$137 million. Additionally, we expect to return to profitability during the second half of 2008.”
“We are pleased to see the strong margins in our IP product revenues continue,” said Al Wood, Chief Financial Officer. “We had higher than expected costs in Q1 due to investments in our services business in anticipation of future projects, increased operating costs, and increased expenses resulting from a weakening of the US dollar.”
Recent Highlights
•	Added four new switching customers and crossed the 100th customer threshold

•	Announced the Next Generation of Session Border Controllers, the Network-adaptive Border Controller to provide security for multimedia sessions and network interconnection, while reducing OPEX through centralized management, billing, and routing, and it is now deployed and operating in two networks

•	Announced the certification of ZyXEL, a top provider of complete broadband access solutions for service providers, as a ‘Deployment-ready’ member of the Veraz Open Solution Alliance (VOSA)

•	Announced that it has become an associate member of the GSM Association (GSMA)

•	Announced its support for single-standard WiMAX technology by becoming a principal member of the WiMAX Forum, an industry-led non-profit organization committed to promoting and certifying interoperable WiMAX™ products
Conference Call Information
Veraz will host a conference call and live webcast at 4:30 p.m. (1:30 p.m. Pacific Time) this afternoon to discuss the results. The webcast will be accessible from the “Investor Relations” section of the Veraz website (www.veraznetworks.com). The webcast will be archived for a

PRESS RELEASE
period of 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two days. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter passcode 11112307#. International parties should call 303-590-3000 and enter passcode 11112307#.
About Veraz Networks
Veraz is a leading global provider of IP softswitches, media gateways and digital compression products that enable voice, video and other multimedia services. Wireline, broadband and wireless service providers in over 50 countries have deployed Veraz’s IP product suite to transport, convert and manage voice and multimedia traffic over both legacy and IP networks. Veraz products allow service providers to quickly and efficiently migrate from traditional voice networks to all-IP, fixed-mobile and multimedia networks consistent with emerging IMS standards. Additional information about Veraz Networks (NASDAQ: VRAZ) is available at www.veraznetworks.com.
Forward Looking Statements
This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to the capital expenditure levels of our customers, our customers slowing their migration to IP networks, the costs associated with responding to the informal SEC inquiry, and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Veraz’ business is set forth in our Registration Statement on Form S-1 filed with the SEC, including the “Risk Factors” section in our final Prospectus dated April 5, 2007 and Veraz’ Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
A copy of this press release can be found on the investor relations page of Veraz’ website at www.veraznetworks.com.
Veraz Networks, Veraz, and ControlSwitch are registered trademarks of Veraz Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.
VRAZ-IR
Investor Relations Contact:
The Blueshirt Group
Cynthia Hiponia
415-217-4966
cynthia@blueshirtgroup.com
Press Contact:
Veraz Networks, Inc.
Dawn Hogh
408-750-9533
dhogh@veraznet.com
Vantage Communications
Ilene Adler
415-984-1970 ext 102
iadler@pr-vantage.com
Source: Veraz Networks, Inc.

VERAZ NETWORKS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenues:
IP Products	$20,744	$17,650
DCME Products	1,576	5,134
Services	5,563	4,671

Total revenues	27,883	27,455

Cost of Revenues:
IP Products	8,408	7,196
DCME Products	585	2,121
Services	3,938	2,698

Total cost of revenues	12,931	12,015

Gross profit	14,952	15,440

Operating Expenses:
Research and development, net	7,873	7,734
Sales and marketing	7,806	5,963
General and administrative	2,936	2,353

Total operating expenses	18,615	16,050

Loss from operations	(3,663)	(610)
Other income, net	636	(200)

Loss before income taxes	(3,027)	(810)
Income tax expense	67	364

Net loss	$(3,094)	$(1,174)

Net loss allocable to common stockholders per share — basic and diluted	$(0.07)	$(0.08)

Weighted-average shares outstanding:
Basic	41,395	13,928
Diluted	41,395	13,928

VERAZ NETWORKS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$49,330	$52,232
Restricted cash	619	610
Short term investments	4,405	5,354
Accounts receivable, net	44,935	40,814
Inventories	10,512	9,505
Prepaid expenses	1,645	1,497
Deferred tax assets	572	410
Other current assets	4,007	5,776
Due from related parties	392	686

Total current assets	116,417	116,884
Property and equipment, net	6,403	6,720
Other assets	67	143

Total assets	$122,887	$123,747

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,634	$11,066
Accrued expenses	20,203	16,983
Income tax payable	276	219
Current portion of loan payable	2,342	3,147
Current portion of deferred revenue	13,316	14,354
Due to related parties	11,188	10,438

Total current liabilities	56,959	56,207

Stockholders’ equity:
Common stock and additional paid-in-capital	125,525	124,122
Deferred stock-based compensation	(273)	(352)
Accumulated deficit	(59,324)	(56,230)

Total stockholders’ equity	65,928	67,540

Total liabilities and stockholders’ equity	$122,887	$123,747